UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

MPLC, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 1650
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

   On January 24, 2007, we entered into a Series A Convertible Preferred Stock Purchase Agreement (the “Agreement”) with Trinad Capital Master Fund, Ltd., our controlling shareholder (“Trinad”), pursuant to which we agreed to sell to Trinad in a private offering one (1) share of our Series A Convertible Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), for an aggregate purchase price of three million five hundred thousand dollars ($3,500,000).

In addition, pursuant to a Registration Rights Agreement with Trinad, dated as of January 24, 2007, we granted Trinad certain registration rights with respect to all of the shares of our common stock owned by Trinad, including the common stock underlying the Series A Preferred Stock sold in the offering. If, at any time after the date of the Agreement, we propose to file a Registration Statement with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, we are required to offer to Trinad the opportunity to register its shares of our stock. Trinad may, additionally, at any time and from time to time after the first anniversary of the date of the Agreement, request in writing that we register the resale of any or all of such registrable securities on Form S-3 or any similar short-form registration, but we are not obligated to effect such request through an underwritten offering.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

 The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in the private offering is hereby incorporated by reference. The securities issued pursuant to the above transactions were issued pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Rule 506 of Regulation D.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On January 24, 2007, Isaac Kier resigned, effective as of such date, from his position as a director of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

 On January 24, 2007 we filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”) designating one (1) share of our authorized preferred stock as Series A Preferred Stock. The Certificate of Designation was approved by our Board of Directors.

      Each share of Series A Preferred Stock will be automatically converted into three hundred sixty million (360,000,000) shares of common stock without any further action by the holder of such share, whether or not the certificates representing such shares are surrendered, immediately upon the availability of a sufficient number of authorized shares of common stock to permit the conversion of the shares of Series A Preferred Stock into shares of common stock.

The holders of Series A Preferred Stock are entitled to vote or render written consents together with the holders of the common stock, and any other class or series of capital stock of the corporation entitled to vote together with the holders of the common stock as a single class on all matters submitted for a vote (or written consents in lieu of a vote) of holders of common stock, and are entitled to other voting rights as are specified in the Delaware General Corporation Law, our certificate of incorporation, as amended to date and currently in effect, and the Certificate of Designation.

On all matters as to which shares of common stock or Series A Preferred Stock are entitled to vote or consent, each share of Series A Preferred Stock entitles its holder to the number of votes that the common stock into which it is convertible would have if such Series A Preferred Stock had been so converted into common stock as of the record date established, or if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of Series A Preferred Stock are entitled to receive notice of any stockholders’ meeting in accordance with our certificate of incorporation and bylaws, each as amended to date and currently in effect.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
99.1	Form of Series A Convertible Preferred Stock Purchase Agreement
99.2	Form of Registration Rights Agreement
99.3	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLC, INC.
(Registrant)

Dated: January 26, 2007

/s/ Robert S. Ellin________________
Robert S. Ellin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description
99.1	Form of Series A Convertible Preferred Stock Purchase Agreement
99.2	Form of Registration Rights Agreement
99.3	Certificate of Designation